PROXY STATEMENT PURSUANT TO SECTION 14(a)
              OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
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        permitted by Rule 14a-6(e)(2))
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[ ]     Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                        PATRIOT BANK CORP.
         (Name of Registrant as Specified in its Charter)

________________________________________________________________
             (Name of Person(s) Filing Proxy Statement
                    if other than Registrant)

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        Rules 14a-6(i)(1) and 0-11.

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applies:

________________________________________________________________

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applies:

________________________________________________________________

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computed pursuant to Exchange Act Rule 0-11 (set forth the
amount on which the filing fee is calculated and state how it was determined):

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[ ]     Check box if any part of the fee is offset as provided
        by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
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________________________________________________________________



                        PATRIOT BANK CORP.
                     High & Hanover Streets
                  Pottstown, Pennsylvania 19464
                         (610) 323-1500

                         March 20, 2002

Fellow Shareholders:

You are cordially invited to attend the annual meeting of Shareholders (the "Annual Meeting") of Patriot Bank Corp. (the
"Company") that will be held on April 23, 2002, at 3:30 p.m., Eastern Standard Time, at Brookside, Prospect and Adams Streets,
Pottstown, Pennsylvania.

The matters to be acted upon at the meeting are:

(a)     the election of directors;

(b)     the approval of the Company's 2002 Stock
        Option Plan;

(c) the ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002; and

(d) to transact any other business properly coming before the meeting and any adjournments, including whether or not to adjourn the meeting.

Directors and officers of the Company, as well as a representative of KPMG LLP, the Company's independent auditors for 2001, will be present at the Annual Meeting to respond to any questions that you may have regarding the business to be transacted.

For the reasons set forth in the proxy statement, the Board unanimously recommends that you vote "FOR" each of the nominees as directors specified under Matter No. 1, "FOR" the approval of the Company's 2002 Stock Option Plan and "FOR" ratification of the appointment of KPMG LLP.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated because a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

On behalf of the Board of Directors and all of the employees of the Company, we thank you for your continued interest and support. We look forward to seeing you at the Annual Meeting.

                              Sincerely yours,



                              James B. Elliott
                              Chairman of the Board



                              Richard A. Elko
                              President and
                              Chief Executive Officer



                        PATRIOT BANK CORP.
                      High & Hanover Streets
                  Pottstown, Pennsylvania 19464
                         (610) 323-1500


             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                   To Be Held on April 23, 2002

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders (the "Annual Meeting") of Patriot Bank Corp. (the "Company") will be held on April 23, 2002, at 3:30 p.m., Eastern Standard Time, at Brookside, Prospect and Adams Streets, Pottstown, Pennsylvania.

The purpose of the Annual Meeting is to consider and vote upon the following matters:

1. The election of two directors for terms of three years each or until their successors are elected and qualified (Matter
No. 1);

2.   The approval of the Company's 2002 Stock Option Plan
(Matter No. 2);

3. The ratification of the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending
December 31, 2002 (Matter No. 3); and

4. Any other business properly coming before the meeting and any adjournments, including whether or not to adjourn the meeting.

The Board of Directors has established March 4, 2002, as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting and at any adjournments thereof. Only recordholders of the common stock of the Company as of the close of business on that record date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of shareholders entitled to vote at the Annual Meeting will be available at Patriot Bank (the "Bank"), High & Hanover Streets, Pottstown, Pennsylvania 19464, for a period of ten days prior to the Annual Meeting and will also be available at the Annual Meeting itself.

                              By Order of the Board of Directors


                              Diane M. Davidheiser
                              Secretary

Pottstown, Pennsylvania
March 20, 2002



                        PATRIOT BANK CORP.

                         PROXY STATEMENT
                 ANNUAL MEETING OF SHAREHOLDERS
                         APRIL 23, 2002

Solicitation and Voting of Proxies

This proxy statement is being furnished to shareholders of Patriot Bank Corp. (the "Company" or "Patriot") in connection with the solicitation by the Board of Directors ("Board of Directors" or "Board") of proxies to be used at the annual meeting of shareholders (the "Annual Meeting"), to be held on April 23, 2002, at 3:30 p.m. at Brookside, Prospect and Adams Streets, Pottstown, Pennsylvania and at any adjournments thereof. The 2001 Annual Report to Shareholders, including consolidated financial statements for the fiscal year ended December 31, 2001, accompanies this proxy statement, which is first being mailed to recordholders on or about March 20, 2002.

A majority of the outstanding shares of the Company must be present in person or by proxy at the Annual Meeting in order to have a quorum for the transaction of business. Shareholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxy cards will be voted "FOR" the election of the nominees for director named in this proxy statement, "FOR" the approval of the Stock Option Plan and "FOR" the ratification of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

Other than the matters set forth on the attached Notice of Annual Meeting of Shareholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a shareholder whose shares are not registered in your own name, you will need appropriate documentation from your recordholder to vote personally at the Annual Meeting.

The Company will pay the cost of solicitation of proxies on behalf of management. Proxies also may be solicited personally or by telephone by directors, officers and other employees of the Company without additional compensation therefor. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

The securities that may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

The close of business on March 4, 2002, has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of shareholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 6,329,323 shares.

As provided in the Company's Articles of Incorporation, recordholders of Common Stock who beneficially own in excess of 10% of the outstanding shares of Common Stock (the "Limit") are not entitled to any vote in respect of the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as, by persons acting in concert with, such person or entity. The Company's Articles of Incorporation authorize the Board of Directors to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert.

The presence, in person or by proxy, of the holders of at least a majority of the total number of shares of Common Stock entitled to vote (after subtracting any shares in excess of the Limit pursuant to the Company's Articles of Incorporation) is necessary to constitute a quorum at the Annual Meeting. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote "FOR" the election of the nominees proposed by the Board of Directors, or to "WITHHOLD" authority to vote for one or more of the nominees being proposed. Under Pennsylvania law and the Company's Bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or
(ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

As to the approval of the Company's 2002 Stock Option Plan, by checking the appropriate box, you may: (i) vote "FOR" the item;
(ii) vote "AGAINST" the item; or (iii) "ABSTAIN" from voting on such item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes or (b) proxies marked "ABSTAIN" as to that matter.

As to the approval of KPMG LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, you may:
(i) vote "FOR" the item; (ii) vote "AGAINST" the item; or
(iii) "ABSTAIN" from voting on such item. Under the Company's Bylaws, unless otherwise required by law, all such matters shall be determined by a majority of the votes cast, without regard to either (a) broker non-votes or (b) proxies marked "ABSTAIN" as to that matter.

Proxies solicited hereby will be returned to the Company's transfer agent, Registrar and Transfer Company, and will be tabulated by inspectors of election designated by the Board of Directors, who will not be employed by, or a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.



Security Ownership of Certain Beneficial Owners

The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Common Stock on the Record Date or as disclosed in reports regarding ownership filed by persons with the Company and with the Securities and Exchange Commission ("SEC"), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Common Stock as of the Record Date.


                        Name and Address of               Amount and Nature of         Percent
Title of Class          Beneficial Owner                  Beneficial Ownership         of Class
Common Stock            Patriot Bank                        534,735(1)                  8.4%
                        Employee Stock Ownership
                        Plan ("ESOP")
                        High & Hanover Streets
                        Pottstown, PA 19464
Common Stock            James L. Leuthe                     450,079(2)                  7.1%
                        3730 Golf Course Road
                        Allentown, PA 18104
Common Stock            Jeffrey L. Gendell                  337,000                     5.3%
                        237 Park Avenue, 9th Floor
                        New York, NY 10017

(1) Shares of Common Stock were acquired by the ESOP in the 1995 conversion of Patriot Savings Bank (a predecessor of the Bank) from mutual to stock form. The Personnel Compensation/Benefits Committee of the Board of Directors administers the ESOP. Investors Trust Company is the corporate trustee for the ESOP ("ESOP Trustee"). The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participants. At December 3, 2001, 187,047 shares had been allocated under the ESOP and 347,688 shares remain unallocated. With respect to unallocated shares, such unallocated shares will be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(2) James L. Leuthe has executed an irrevocable proxy granting the Board of Directors the right to vote all shares of Common Stock beneficially owned by him. The Company has agreed with the Federal Deposit Insurance Corporation that it will vote such shares "FOR" and "AGAINST" each matter in the same percentage as all other outstanding shares of Common Stock are voted.

             PROPOSALS TO BE VOTED ON AT THE MEETING

                           MATTER NO. 1
                      ELECTION OF DIRECTORS

The Board of Directors of the Company currently consists of six directors and is divided into three classes. Each of the six members of the Board of Directors of the Company also presently serves as a director of the Bank.

Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

The two nominees proposed for election at this Annual Meeting are Richard A. Elko and James A. Bentley, Jr. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between that person and the Company.

In the event that any nominee is unable to serve or declines to serve for any reason, the proxies will be voted for the election of such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the nominee is withheld, it is intended that the shares represented by the enclosed proxy card, if executed and returned, will be voted "FOR" the election of the nominees proposed by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.



Information with Respect to the Nominees, Continuing Directors and Executive Officers

The following table sets forth, as of the Record Date, the names of the Nominees, Continuing Directors and Named Executive Officers (as defined below) as well as their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each director became a director of the Company and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire. The table also sets forth the amount of Common Stock and the percent thereof beneficially owned by each Director and Named Executive Officer and all directors and executive officers as a group as of the Record Date.

                                                                                        Shares of
                                                                         Expiration    Common Stock
Name and Principal Occupation                                 Director   of Term as    Beneficially     Percent
at Present and for Past Five Years                      Age   Since(1)    Director    Owned(2)(3)(4)   of Class
NOMINEES

James A. Bentley, Jr.                                    43      1998       2005          38,677         *
Director of the Company and the Bank.  President, CEO,
and owner of Bentley Graphic Communications since 1989.

Richard A. Elko                                          40      1999       2005         170,322         2.7%
Director of the Company and the Bank.  President and
Chief Executive Officer of the Company and the Bank
since November 3, 2000.  Prior thereto he was Executive
Vice President since December 1999 and Chief Financial
Officer of the Company and the Bank
from January 1996 to December 1999.

CONTINUING DIRECTORS

Larry V. Thren                                           59      1992       2004          92,485         1.5%
Director of the Company and the Bank.  Vice President
of Human Resources and Support Services, Pottstown
Memorial Medical Center since 1988.

James B. Elliott                                         61      1990       2004          69,285         1.1%
Chairman of the Board of the Company and the Bank
since July 1998.  President of Strategic Business
Concepts, Inc.  Prior thereto he was the Director of
Communications and Marketing for St. Joseph Medical
Center from 1994 to 1997.

INFORMATION WITH RESPECT TO THE NOMINEES, CONTINUING
DIRECTORS AND EXECUTIVE OFFICERS

Russell J. Kunkel                                        59      2000       2003           7,000           *
Director of the Company and the Bank.  Vice Chairman
of National Penn Bank from April 1996 to September
1997.  Vice Chairman of Meridian Bancorp, Inc. and
Meridian Bank from 1985 to 1995.

Thomas D. Paulus                                         36      2000       2003           6,000            *
Director of the Company and the Bank.  President and
Chief Investment Officer of Bonds & Paulus Associates,
Inc., an investment management company, since 1993.

                                                                                        Shares of
                                                                         Expiration    Common Stock
Name and Principal Occupation                                 Director   of Term as    Beneficially     Percent
at Present and for Past Five Years                      Age   Since(1)    Director    Owned(2)(3)(4)   of Class
NAMED EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Kevin R. Pyle                                            35       --         --           51,261            *
Executive Vice President and Chief Credit Officer of
the Company and the Bank since February 2001.  Prior
thereto, Chief Credit Officer of the Bank since March
1996.

Joni S. Naugle                                           43       --         --           19,928            *
Executive Vice President and Chief Operating Officer
of the Company and the Bank since February 2001.
Prior thereto, the Chief Operating Officer of the
Company and the Bank since December 1998, a Senior
Vice President for Marketing and Retail Sales at
Sovereign Bank from 1979 to April 1998 and a
consultant from April 1998 to December 1998.

James G. Blume                                           36       --         --           11,952            *
Senior Vice President and Chief Financial Officer of
the Company and the Bank since February 2001.  Prior
thereto Chief Financial Officer of the Company and
the Bank since December 1999, Corporate Controller of
the Company and the Bank from March 1997 to December
1999.

Stock ownership of all
Directors and Executive Officers
as a Group (10 persons)                                  --       --         --          474,392         7.5%
_________________

*  Represents less than one percent of the outstanding Common
   Stock.

(1) Includes years of service as a director of the Company's predecessor, the Bank.

(2) Each person effectively exercises sole (or shares with his spouse or other immediate family member) voting or dispositive power as to shares reported herein (except as noted).

(3)  Includes 7,538, 1,760 and 5,000 shares awarded to
     Messrs. Bentley and Pyle and Ms. Naugle, respectively, under the Patriot Bank Corp. 1996 Stock-Based Incentive Plan (the "Incentive Plan"). Stock awards granted under the Incentive Plan vest in five equal annual installments. However, recipients have the right to direct the voting of all awarded shares.

(4)  Includes 28,921, 33,921, 9,769 and 2,000 shares subject to options granted to directors Elliott, Thren, Bentley and Paulus respectively, that are exercisable within 60 days. Includes 101,765, 7,700, 7,000 and 3,000 shares subject to options granted to officers Elko, Pyle, Naugle and Blume, respectively, that are exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

Form 4 reports of changes in beneficial ownership of Common
Stock for the month of March 2001 for James G. Blume, Diane M.
Davidheiser, Richard A. Elko, Joni S. Naugle and Kevin R. Pyle were filed one day late.

Meetings of the Board Of Directors and Committees of the Board of Directors

The Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company meets monthly and may have additional meetings as needed. During fiscal 2001, the Board of Directors of the Company held thirteen (13) meetings. All of the directors of the Company attended at least 75% of the total number of the Company's Board meetings held and committee meetings on which such directors served during calendar year 2001. The Board of Directors of the Company maintains committees, the nature and composition of which are described below:

Audit Committee. The Audit Committee of the Company consists of Messrs. Bentley, Elliott, Kunkel, Paulus and Thren. The Audit Committee is responsible for reporting to the Board on the general financial condition of the Company and the results of the annual audit, and is responsible for ensuring that the Company's activities are being conducted in accordance with applicable laws and regulations. The Audit Committee met four times in 2001.

Nominating Committee. The Nominating Committee for the Company's 2002 Annual Meeting of Shareholders consists of Messrs. Elliott, Kunkel, Paulus and Thren. The Nominating Committee considers and recommends the nominees for director to stand for election at the Company's annual meeting of shareholders. The Company's Articles of Incorporation and Bylaws provide for shareholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The shareholder's notice of nomination must contain all information relating to the nominee that is required to be disclosed by the Company's Bylaws and by the Exchange Act. The Nominating Committee met on December 20, 2001.

Compensation Committee. The Personnel Compensation/Benefits Committee of the Company consists of Messrs. Bentley, Elliott, and Thren. The Compensation Committee meets to establish compensation and benefits for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation for other salaried officers and employees of the Company and the Bank. The Compensation Committee met four (4) times in 2001.

Executive Committee. The Executive Committee of the Company consists of Messrs. Bentley, Elliott, Elko and Thren. The Executive Committee is responsible for conducting the business of the Company in the absence of the entire Board of Directors. The Executive Committee did not meet in 2001.

Directors' Compensation

Outside director compensation is based on accepted practices of the banking industry, the Company's current size and scope of operation, level of personal risk, liability associated with directorship responsibilities and the need to pay a comparable remuneration to retain and attract qualified individuals.

Outside directors are paid an annual retainer of $18,000, in addition to $500 to attend Board meetings and $100 to attend committee meetings. The chairperson service retainer is $3,000 for each committee. Mr. Elliott receives an additional $25,000 annually as Chairman of the Board.

On November 1, 2000, James B. Elliott, the Company and the Bank entered into a Consultant Agreement. Mr. Elliott will perform consulting services to assist the Company and the Bank with its business and operations. The Consultant Agreement was for a term of one year; such term is extended for consecutive periods of six additional months unless either party gives notice of nonrenewal within sixty (60) days of the end of the term. Mr. Elliott will provide up to twenty ( 20) hours of consulting services per week and will be paid at the rate of eighty-five dollars ($85.00) per hour.

Incentive Plan. On June 7, 1996, shareholders approved the Incentive Plan, under which all directors who are not also employees of the Company are eligible to receive stock awards and options to purchase Common Stock. Under the Incentive Plan, Messrs. Elliott and Thren were granted non-statutory options to purchase 33,921 shares of Common Stock at an exercise price of $7.184, which was the fair market value of shares on the date of the grant, as adjusted for subsequent stock splits and stock dividends. On January 1, 1999, Mr. Bentley was awarded a non-statutory option to purchase 10,000 shares of Common Stock at an exercise price of $11.75 per share and on November 27, 2000, he was awarded a non-statutory option to purchase 18,845 shares of Common Stock at an exercise price of $6.1875 per share. On December 28, 2000, Messrs. Kunkel and Paulus were granted non-statutory options to purchase 10,000 shares of Common Stock at an exercise price of $6.53 per share. All options become exercisable in five equal annual installments, commencing one year from the date of grant.

Compensation Committee Report on Executive Compensation

This report of the Compensation Committee (the "Committee") and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain information regarding the compensation and benefits provided to the Company's Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Committee, at the direction of the Board of Directors, has prepared the following report for inclusion in this proxy statement.

Compensation Policies

The Committee has established a policy for executive compensation, taking into account both subjective performance criteria and certain specified objective performance measures. The purpose of the policy is to: (i) provide compensation opportunities that are competitive with other financial services companies; (ii) support the Company's goal setting and strategic planning process; (iii) motivate the executive management of the Company to achieve profit and other key goals of the institution, including but not limited to the Company's commitment to the communities it serves and to its employees, customers and investors; (iv) motivate the executive management to operate the Company in a safe and sound manner and in compliance with all pertinent governmental and regulatory requirements; and (v) minimize potential overhead by designating a portion of the annual compensation of executives as variable rather than fixed.

During the course of 2001, the Company took into account a variety of objective and subjective criteria in evaluating the performance of the executive management of the Company. The Committee assessed in detail the various opportunities and challenges facing the Company and the significant competitive pressures within the Company's trading area.

In the course of this assessment of competitive salary ranges among other similarly situated companies, it was noted that competitive executive compensation packages vary in relationship to these various subjective and objective factors. A variety of resources were utilized that provided peer data regarding executive compensation and financial performance of the Company, that included but was not limited to the "SNL Executive Compensation Review" for 2001 for both Commercial Banks and Thrifts, an assessment that reviews executive compensation and company performance for publicly traded banks and thrifts. Comparisons were made with institutions located within the Mid-Atlantic trading area. The peer groups considered in these analyses are not necessarily comprised of the same institutions used in the peer group for the stock performance graph.

In establishing an Executive Compensation Plan for 2001, the Committee of the Company established certain specific objectives for executive management, which included the creation and execution of a strategic business plan, reaching certain financial goals based on earnings per share, return on equity, net income and return on assets, strengthening of senior management, reaching certain volume goals for loans and core deposits, achieving certain asset quality targets, achieving certain customer satisfaction criteria and maintaining positive relationships with external constituents.

Additionally, the Company utilized a number of subjective elements as part of the decision making process regarding executive compensation. The individual skills and talents of the executive managers of the Company, including but not limited to experience, leadership ability, planning and organizational skills, administrative talent, vision for the future, and work ethic were given consideration in establishing executive compensation.

Mr. Elko was appointed President and Chief Executive Officer of the Company and the Bank on November 3, 2000. Mr. Elko's annual base salary is reviewed each November which corresponds with the anniversary date of his appointment as President and Chief Executive Officer. Mr. Elko's 2001/2002 annual salary of $245,000 was determined by the Committee after a review of the compensation practices of similarly sized institutions. The Committee set Mr. Elko's 2001/2002 base compensation at 91% of the 2000 average base compensation for Chief Executive Officers of comparable institutions in recognition of Mr. Elko's ability to earn higher than average incentive compensation. The Committee awarded Mr. Elko a bonus of $128,968 in light of his achievement of specified goals and the shareholder value created. Mr. Elko's bonus represented 109% of the 2000 average bonus compensation for Chief Executive Officers of comparable institutions.

                                      The Compensation Committee

                                      Larry V. Thren, Chairman
                                      James A. Bentley, Jr.
                                      James B. Elliott

Stock Performance Graph. The following graph shows a comparison of total shareholder return on the Common Stock, based on the market price of the Common Stock, with the cumulative total return of companies on The Nasdaq Stock Market (U.S.) Index and The Nasdaq Banking Index for the period beginning on January 1, 1997, through December 31, 2001.

                           [Graphic]

In the printed version of the document, a line graph appears that depicts the following plot points:

COMPARISON OF CUMULATIVE TOTAL RETURNS FOR PATRIOT BANK CORP.
COMMON STOCK, THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE
NASDAQ BANKING INDEX.

                           [Summary]

COMPANY/INDEX/MARKET                            12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
Patriot Bank Corp. Common Stock..............    $100.00    $192.92    $136.05    $128.44    $ 84.44    $138.57
The Nasdaq Stock Market (U.S.) Index
  (Broad Market).............................    $100.00    $122.48    $172.68    $320.89    $193.01    $153.15
The Nasdaq Banking Index
  (Industry Index)...........................    $100.00    $167.41    $166.33    $159.89    $182.38    $197.44

Notes:

A. The lines represent annual index levels derived from compounded daily returns that include all dividends.

B. The indexes are reweighed daily, using the market capitalization on the previous trading day.

C. If the fiscal year-end is not a trading day, the preceding trading day is used.

D. The index level for all the series was set to $100.00 on December 31, 1996.

Summary Compensation Table. The following table shows, for the years ended December 31, 2001, 2000 and 1999 the cash compensation paid by the Company, as well as certain other compensation paid or accrued for those years, to the President and Chief Executive Officer, the Executive Vice President and Chief Lending Officer, the Executive Vice President and Chief Operating Officer and Senior Vice President and Chief Financial Officer ("Named Executive Officers").

                      Summary Compensation Table

                                       ANNUAL COMPENSATION              LONG TERM COMPENSATION

                                                                             Awards             Payouts

                                                             Other      Restricted
                                                             Annual     Stock              LTIP      All Other
                                       Salary    Bonus    Compensation  Awards   Options  Payouts  Compensation
Name and Principal Position(1)  YEAR   ($)(2)     ($)       ($)(3)      ($)(4)   (#)(5)   ($)(6)      ($)(7)
<s>                             <c>   <c>         <c>      <c>          <c>       c>       <c>       <c>
Richard A. Elko                 2001  $233,269  $128,968        --       --       --        --       $ 15,893
President, Chief Executive      2000  $214,904     --           --       --       --        --       $ 12,458
Officer and Director            1999  $148,796  $ 95,849        --       --       --        --       $ 16,638

Kevin R. Pyle                   2001  $155,000  $ 60,397        --       --      5,000      --       $ 17,621
Executive Vice President and    2000  $140,192  $  8,498        --       --       --        --       $ 12,753
Chief Lending Officer           1999  $ 95,192  $ 35,820        --    $16,611    5,500      --       $ 14,852

Joni S. Naugle                  2001  $175,150  $ 39,843        --       --      5,000      --       $ 12,985
Executive Vice President and    2000  $169,231     --           --       --       --        --       $ 10,090
Chief Operating Officer         1999  $110,577  $ 51,400        --       --       --        --       $    721

James G. Blume                  2001  $102,654  $ 38,128        --       --     10,000      --       $ 13,857
Senior Vice President and       2000  $100,000  $  4,386        --       --       --        --       $ 10,841
Chief Financial Officer         1999  $ 55,538  $ 35,000        --       --       --        --       $  7,897

(1) Mr. Elko was appointed President and Chief Executive Officer of the Company and the Bank on November 3, 2000. Mr. Pyle was appointed Chief Lending Officer of the Company and the Bank in March 1996. Ms. Naugle was appointed Chief Operating Officer of the Company and the Bank in December 1998. Mr. Blume was appointed Chief Financial Officer of the Company and the Bank in December 1999.

(2) Includes compensation deferred at the election of Messrs. Elko, Pyle, Blume and Ms. Naugle through the
     Company's 401(k) Plan.

(3) There were no (a) perquisites in excess of the lesser of $50,000 or 10% of the individual's total salary and bonus for the last year, (b) payments of above-market preferential earnings on deferred compensation,
     (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation, (d) tax payment reimbursements, or (e) preferential discounts on stock.

(4) Pursuant to the Incentive Plan, Mr. Pyle was awarded 1,760 shares in 1999 that had a market value of $16,611 on the date of grant and a market value of $18,744 at December 31, 2001. Stock awards granted under the Incentive Plan vest in five equal annual installments on each anniversary of the effective date of the stock award.

(5) Includes 10,500, 5,000 and 10,000 shares subject to options granted to Mr. Pyle, Ms. Naugle and Mr. Blume, respectively, under the Incentive Plan. All options granted under the Incentive Plan become exercisable in five equal annual installments on each anniversary of the effective date of the grant.

(6) For 2001, 2000 and 1999, the Company had no long-term incentive plans in existence. Accordingly, there were no payments or awards under any long-term incentive plan.

(7) Includes 1,086, 1,050, 653 and 884 shares allocated to Messrs. Elko, Pyle, Blume and Ms. Naugle, respectively, for 2001 pursuant to the ESOP with a market value of $11,566, $11,183, $6,954 and $9,415, respectively. Includes $4,327,
     $6,438, $6,031 and $4,442 in matching and discretionary contributions by the Company to the Company's 401(k) plan during 2001 for Messrs. Elko, Pyle, Blume and Ms. Naugle, respectively. Includes 835, 815, 606 and 717 shares allocated to Messrs. Elko, Pyle, Blume and Ms. Naugle, respectively, for 2000, pursuant to the ESOP with a market value of $5,636, $5,501, $4,091 and $4,840, respectively.
     Includes $6,822, $7,252, $6,750 and $5,250 in matching and discretionary contributions by the Company and the Company's 401(k) plan during 2000 for Messrs. Elko, Pyle, Blume and Ms. Naugle, respectively. Includes 858, 751 and 352 shares allocated to Messrs. Elko, Pyle and Blume, respectively, for 1999 pursuant to the ESOP with a market value of $9,224, $8,073 and $3,784, respectively. Includes $7,414, $6,779, $4,113 and $721 in matching and discretionary contributions by the Company to the Company's 401(k) plan during 1999 for Messrs. Elko, Pyle, Blume and Ms. Naugle, respectively.

EMPLOYMENT AGREEMENTS

The Company and the Bank have entered into separate employment agreements with Mr. Elko. The employment agreements are intended to ensure that the Company and the Bank will be able to maintain a stable and competent management base. The continued success of the Company and the Bank depends to a significant degree on the skills and competence of Mr. Elko.

The employment agreements provide for a three-year term for Mr. Elko. The terms of the Company's employment agreement shall be extended on a daily basis unless written notice of nonrenewal is given by the Board of the Company. The employment agreements provide that Mr. Elko's base salary will be reviewed annually. The current base salary for Mr. Elko is $245,000. In addition to the base salary, the employment agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The employment agreements provide for termination by the Company or the Bank for cause, as defined in the employment agreements, at any time. In the event the Company or the Bank chooses to terminate Mr. Elko's employment for reasons other than for cause, or in the event of Mr. Elko's resignation from the Company and the Bank upon: (i) failure to re-elect Mr. Elko to his current offices; (ii) a material change in Mr. Elko's functions, duties or responsibilities; (iii) a relocation of Mr. Elko's principal place of employment by more than 20 miles;
(iv) a material reduction in the benefits and perquisites provided to Mr. Elko; (v) liquidation or dissolution of the Company or the Bank; (vi) a breach of the agreement by the Company or the Bank; (vii) the refusal of the Company or the Bank to extend the agreement as described above; or (viii) the voluntary or involuntary termination following a change in control of the Company or the Bank, Mr. Elko or, in the event of death, his beneficiary would be entitled to receive an amount equal to the greater of: (a) the remaining payments due to Mr. Elko or (b) three times Mr. Elko's average annual compensation as defined in the employment agreements. The Company and the Bank also would continue and pay for Mr. Elko's life, health and disability coverage for the remaining term of the agreement.

Any payments under the employment agreements in the event of a change in control may constitute some portion of an excess parachute payment under Section 280G of the Internal Revenue Code (the "Code") for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank. Under the employment agreements the Company and the Bank has agreed to pay to Mr. Elko such additional amount, if any, as is necessary, after the deduction of any applicable taxes, to pay any such excise tax imposed on Mr. Elko.

Payments to Mr. Elko under the Bank's agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payments to Mr. Elko under the Company's agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by Mr. Elko pursuant to any dispute or question of interpretation relating to the employment agreements shall be paid by the Company or the Bank, respectively, if Mr. Elko is successful pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Company and the Bank shall indemnify Mr. Elko to the fullest extent allowable under federal and Pennsylvania law, respectively.

In February 2001, the Bank has entered into employment agreements with Mr. Pyle, Ms. Naugle and Mr. Blume (individually, the "Executive") each having a term of three years (individually, an "Employment Agreement"). Each Employment Agreement is substantially similar to prior employment agreements that existed for the Executive, except that in addition to the existing provisions, the new Employment Agreement contains a one-year covenant not to compete. As consideration for the Executive agreeing to the covenant not to compete, Mr. Pyle, Ms. Naugle and Mr. Blume were granted options to acquire 5,000, 5,000 and 10,000 shares of Common Stock, respectively. The Employment Agreement provides that, commencing on the first anniversary date and continuing on each anniversary date thereafter, the disinterested members of the Board of Directors of the Bank may extend the Employment Agreement for an additional year so that the remaining term shall be three years, unless written notice of nonrenewal is given by the Board of Directors after conducting a performance evaluation of the Executive. The current base salaries for Mr. Pyle, Ms. Naugle and Mr. Blume are $175,000, $175,000 and $125,000, respectively. In addition to the base salary, the Employment Agreement provides for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

The Employment Agreements of Mr. Pyle, Ms. Naugle and Mr. Blume provides for termination by the Bank for cause, as defined in the Employment Agreement, at any time. In the event the Bank chooses to terminate the Executive's full-time employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank upon: (i) failure to reelect, appoint or reappoint the Executive to office; (ii) material change in the Executive's functions, duties or responsibilities which change would cause the Executive's position to become one of lesser responsibility, importance or scope, unless consented to by the Executive; (iii) a relocation of the Executive's principal place of employment by more than 20 miles; (iv) a material reduction in the benefits and perquisites provided to the Executive; (v) liquidation or dissolution of the Company or the Bank; (vi) a breach of the Employment Agreement by the Bank;
(vii) the refusal of the Bank to extend the term of the Employment Agreement; or (viii) the voluntary or involuntary termination of the Executive's employment following a change in control of the Company or the Bank, the Executive, or the Executive's beneficiary in the event of the Executive's death, would be entitled to receive an amount equal to the greater of:
(a) the remaining payments due to the Executive or (b) three times the Executive's average annual compensation as defined in the agreement. The Bank also would continue and pay for the Executive's life, health and disability coverage for the three years following the date of termination. Any amounts payable under the Employment Agreement resulting from termination of employment following a change in control would be reduced to the extent necessary to avoid such payments constituting an excess parachute payment under the Code.

Incentive Plan. On June 7, 1996, shareholders approved the Incentive Plan under which all employees of the Company are eligible to receive awards. The Company maintains the Incentive Plan which provides discretionary awards to officers and key employees as determined by a committee of nonemployee directors.

The following table provides certain information with respect to the number of options to acquire shares of Common Stock granted to the Named Executive Officers in the year ended December 31, 2001.



              OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                             Potential Realizable
                                      Individual Grants                        Value at Assumed
                                                                               Annual Rates of
                                                                                 Stock Price
                                                                                 Appreciation
                                                                               for Option Term
-------------------------------------------------------------------------------------------------
                Number of     % of
                Securities    Total Options/
                Underlying    SARs Granted     Exercise or
                Options/SARs  to Employees     Base Price    Expiration
Name            Granted (#)   in Fiscal Year     ($/sh)         Date         5%($)     10%($)

     (a)           (b)             (c)             (d)          (e)           (f)        (g)

Richard A. Elko      -              -               -            -             -          -
Kevin R. Pyle      5,000           25%            7.22          2/2011       22,700     57,550
Joni S. Naugle     5,000           25%            7.22          2/2011       22,700     57,550
James G. Blume    10,000           50%            7.22          2/2011       45,400    115,100

The following table provides certain information with respect to the number of shares of Common Stock represented by outstanding options held by the Named Executive Officers at December 31, 2001. Also reported are the values for "in-the-money" options that represent the positive difference between the exercise price of any such options and the closing sale price of the Common Stock at December 31, 2001.

                FISCAL YEAR END OPTION/SAR VALUES

                         Number of Securities Underlying       Value of Unexercised
                             Unexercised Options/SARS         In-the-Money Option/SARS
                              at Fiscal Year End(#)(1)        at Fiscal Year End($)(2)

Name                       Exercisable   Unexercisable      Exercisable   Unexercisable
Richard A. Elko              101,765           -              $352,717          -
Kevin R. Pyle                  7,700         7,300            $ 21,491       $17,416
Joni S. Naugle                 7,000         8,000            $  3,430       $13,720
James G. Blume                 3,000         8,250            $  6,860       $27,440

(1) The 101,765 and 4,500 options granted to Messrs. Elko and Pyle, respectively, on June 7, 1996, have an exercise price of $7.184 and become exercisable at an annual rate of 20% beginning June 7, 1997. The 5,500 options granted to Mr. Pyle on June 7, 1999, have an exercise price of $9.53 and become exercisable at an annual rate of 20% beginning June 7, 2000. The 10,000 options granted to Ms. Naugle on December 1, 1998 have an exercise price of $12.00 and become exercisable at an annual rate of 20% beginning December 1, 1999. The 1,250 options granted to Mr. Blume on January 9, 1998, have an exercise price of $13.70, and become exercisable at an annual rate of 20% beginning January 9, 1999. The 5,000, 5,000 and 10,000 options granted to Mr. Pyle, Ms. Naugle and Mr. Blume, respectively, on February 22, 2001 have an exercise price of $7.22 and become exercisable at an annual rate of 20% beginning February 22, 2002. The options will expire ten years from the date of grant.

(2) Based on market value of the common stock at the fiscal year end, minus the exercise price. The market price on December 31, 2001, was $10.65.

Supplemental Retirement Plan. The Company maintains a nonqualified Supplemental Retirement Plan for the benefit of certain executive officers and directors. The Supplemental Retirement Plan ("SRP") has been adopted by the Company to provide supplemental retirement benefits to selected executives and directors of the Company. Benefits under the SRP vest on a seven-year schedule subject to acceleration upon a change in control. The SRP provides a defined benefit payable in fifteen
(15) annual installments of an amount that is determined at the discretion of the Board. The participants under the SRP are Messrs. Bentley, Elko, Elliott and Thren. The SRP provides for an early start to payment of the installments in the event of disability, death prior to retirement, retirement, or a change in control. The SRP is unfunded for purposes of its tax treatment, however, the Company has entered into certain life insurance contracts, the proceeds of which could be used to fund the SRP in the future.

Transactions with Certain Related Persons

The Company's current policy provides that all loans made by the Company to its directors and officers are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.



         APPROVAL OF PATRIOT BANK CORP. 2002 STOCK OPTION PLAN
                           MATTER NO. 2

                     PROPOSAL TO APPROVE THE
                      2002 STOCK OPTION PLAN


Background

The Board of Directors believes that Patriot's stock compensation plans constitute an important part of its compensation programs and, accordingly, Patriot has adopted a new 2002 Stock Option Plan, which is subject to shareholder approval.

Shareholders have previously authorized grants of options and restricted stock to employees and nonemployee directors under the Incentive Plan. The Incentive Plan has a limited number of shares of Common Stock available for issuance thereunder. Previously granted options and restricted stock remain unexercised/unvested under such plan. Therefore, subject to shareholder approval, Patriot has adopted the 2002 Stock Option Plan (the "2002 Plan" or "Plan").

The 2002 Plan is designed to improve the performance of Patriot and its subsidiaries and, by doing so, to serve the interests of Patriot's shareholders. By continuing to encourage ownership of Patriot shares among those who play significant roles in its success, implementation of the 2002 Plan will continue to align the interests of Patriot's employees and nonemployee directors with those of its shareholders by relating capital accumulation to increases in shareholder value. Moreover, adoption of the 2002 Plan should have a positive effect on Patriot's ability to attract, motivate and retain employees and directors of outstanding leadership and management ability.

The principal features of the 2002 Plan are described below.
See Exhibit "A" to this Proxy Statement for the full text of the 2002 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE
APPROVAL OF THE PATRIOT BANK CORP. 2002 STOCK OPTION PLAN

General Information

The Board adopted the Plan on January 31, 2002 (the "Effective Date"). The Plan authorizes Patriot to award (i) incentive stock options (options qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")), herein referred to as "ISOs," and (ii) nonqualified stock options (options not qualified under Code Section 422), herein referred to as "NQSOs," to purchase shares of Common Stock. Nonemployee directors, however, are only entitled to receive grants of NQSOs. The Plan is designed to further the success of Patriot by making shares of the Common Stock available to its nonemployee directors and eligible employees of Patriot, or certain subsidiary companies in which it has a 50% or greater ownership interest, thereby providing an additional incentive to such persons to continue their relationship with Patriot, or such subsidiary, and to give such persons a greater interest in Patriot's success.

An aggregate of 300,000 authorized shares of Common Stock (approximately 4.7% of Patriot's presently outstanding shares of Common Stock) have been reserved for issuance under the Plan pursuant to the grant of Options. The maximum number of shares of Common Stock that may be made subject to Options granted to an employee during any 12-month period is 75,000. The maximum number of shares of Common Stock that may be made subject to Options granted to a nonemployee director during any 12-month period is 20,000. The foregoing numbers are subject to adjustment in the case of certain events affecting the Common Stock. (See "Amendment, Suspension, or Termination of the Plan; Share and Option Adjustment.") Shares of Common Stock attributable to Options, which are forfeited or otherwise terminate, may be made the subject of future grants.

The Plan is not subject to the Employee Retirement Income
Security Act of 1974 and is not qualified under Code Section
401(a), which relates to qualification of certain pension, profit-sharing and stock bonus plans.

Administration of Plan

Except for Options granted to nonemployee directors, the Plan will be administered by a committee appointed by the Board (the "Committee") consisting of at least two "nonemployee directors" (as defined under the Exchange Act) and "outside directors" (as defined under the Code). The Board may from time to time remove members from the Committee and appoint their successors. The Board will administer the Plan with respect to nonemployee director Options.

Subject to the terms and conditions of the Plan document and subject to Board approval (where required thereby), the Committee has discretionary authority (a) to determine the employees to receive grants of NQSOs and ISOs (individually and collectively, "Option(s)" or "Stock Option(s)"); the times when Options shall be granted; the number of shares to be subject to each Option; the Option exercise price; the Option period; the time or times when each Option shall be exercisable and whether an Option is to be a NQSO or an ISO; (b) to interpret the Plan;
(c) to prescribe, amend and rescind rules and regulations relating to the Plan; (d) to determine the terms and provisions (and amendments of the terms and provisions) of the agreements to be entered into between Patriot and each employee granted an Option (the "Participant") under the Plan (which agreements need not be identical), including such terms and provisions as shall be required in the Committee's judgment to conform to any change in any applicable law or regulation and such other terms and conditions as the Committee may desire to establish as performance goals applicable to a particular Option; and (e) to make all other determinations the Committee shall deem necessary or advisable for the Plan's administration.

Each Option must be evidenced by a written agreement. The source of the shares issued pursuant to the Plan will be the authorized but unissued shares of the Common Stock or issued shares of Common Stock that previously have been reacquired by Patriot.

Eligibility

Any common law employee of Patriot, or a subsidiary in which Patriot has a 50% or greater ownership interest, is eligible to receive Options under the Plan. In designating Participants and in recommending to the Board the number of shares of Common Stock to be covered by each Option granted to a Participant, the Committee shall take into account the nature of the services rendered by a Participant, his or her present and potential contributions to Patriot's or a subsidiary's success, and such other factors as the Committee in its discretion deems relevant. Patriot may grant additional Options to Participants who have previously been granted Options under the Plan.

Nonemployee directors of Patriot are also eligible to receive grants of NQSOs. Such grants will be made by the Board, taking into account such criteria as it deems relevant and appropriate at the time of grant.

As of March 4, 2002, Patriot (and its subsidiaries) had approximately two hundred and twenty (220) employees and Patriot nonemployee directors eligible to participate in the Plan.

Nonqualified Stock Options

The NQSOs that the Committee grants to Participants to purchase Common Stock will be evidenced by an Option agreement that contains such terms and conditions as the Committee shall specify and which are not inconsistent with the terms of the Plan document. The Committee will determine the exercise price of each Option to purchase Common Stock, which exercise price may not be less than 100% of the fair market value of the Common Stock at the grant date, as determined by the Committee in accordance with rules specified in the Plan document. Except as otherwise provided in the Plan document, once vested, a NQSO may be exercised in whole or in part from time to time during the term of the Option, which term may not extend more than ten years and one month from the date the Option is granted. The Committee will impose vesting and may impose other restrictions (such as the attainment of performance goals) on the exercisability of the Options. In general, a NQSO will vest upon the earlier of (i) continuous employment of not less than one year following the grant date, or (ii) the occurrence of a change in control (as defined in the Plan). Unless otherwise provided in an Option agreement, a change in control will be deemed to have occurred, among other events, upon shareholder approval of the acquisition of Patriot (or all or substantially all of its assets).

Unless otherwise provided in an Option agreement, the exercise price per share of an Option must be paid in full in cash upon the exercise of the Option. If the agreement permits, the exercise price may be paid in whole or in part by surrendering certain previously owned shares of Common Stock. If shares are used to pay all or part of the exercise price, the cash and any shares surrendered must have a fair market value (determined as of the date of exercise) that is not less than the aggregate exercise price for the number of shares for which the Option is being exercised. Shares surrendered in payment of all or a portion of the exercise price of an Option must have been held for certain minimum periods of time specified in the Plan document. The Committee may also approve a "cashless exercise" of a NQSO, whereby the Option is exercised and the acquired Common Stock (or a portion thereof) is sold through a third party to minimize or eliminate the need of the Participant to utilize cash to effect the exercise of such Option.

A Participant will not have any rights of a shareholder with respect to the shares of Common Stock subject to a NQSO until the shares are paid for and issued to him or her. The Committee may permit a Participant to defer receipt of shares attributable to the exercise of a NQSO. In the event of such a deferral, the Participant will not be treated as a shareholder with respect to such shares until they are issued, although the Committee may authorize the subsequent delivery of additional shares of Common Stock to take into account dividends paid during the deferral period.

Except as determined by the Committee and set forth in an Option agreement, NQSOs granted to a Participant are not assignable or transferable other than by will or the laws of descent and distribution, and during the Participant's lifetime are exercisable only by the Participant or his or her duly appointed legal representative.

A vested NQSO may be exercised by a Participant only during its term and only during his or her employment, except as provided below. In general, in the event of a Participant's termination of employment:

     -  by reason of retirement on or after age 65, a vested
        NQSO may be exercised until the earlier of its expiration or a date which is up to 24 months (as specified in the Option agreement) following termination;

     - by reason of death or disability (as defined in the Plan), a vested NQSO may be exercised until the earlier of its expiration or the date which is 12 months following termination;

     -  by Patriot for cause (as defined in the Plan), a vested
        NQSO will be forfeited on the date of termination;

     - by Patriot without cause, a vested NQSO may be exercised until the earlier of its expiration or the date which is three months following termination; and

     - by reason of voluntary termination (other than retirement on or after age 65), a vested NQSO will be forfeited on the date of termination.

Plan contains provisions whereby, in the case of corporate downsizing, retirement or other circumstances where it is considered equitable to do so, the Committee (with Board approval) may waive the applicable service requirement for the vesting of a NQSO and extend the period during which it may be exercised to a date that is the earlier of the expiration date of the Option or a date which is up to 24 months from the date of termination of employment.

In general, the foregoing discussion with respect to NQSOs is equally applicable to NQSOs granted to nonemployee directors of Patriot, except that (i) references to termination of employment shall be interpreted as references to the termination of the director's service as a member of the Board, and (ii) in the case of the voluntary termination of a nonemployee director's service, he or she may exercise a vested Option until the earlier of the expiration of the Option or three months following such termination.

Incentive Stock Options

The ISOs that the Committee grants to Participants to purchase shares of Common Stock will also be evidenced by an Option agreement. The Committee will determine the exercise price of each Option to purchase shares of Common Stock, which exercise price shall not be less than 100% of the fair market value of the Common Stock at the grant date (110% in the case of certain ten percent or greater shareholders), as determined by the Committee in accordance with rules specified in the Plan document. Except as otherwise provided in the Plan document, once vested, an ISO may be exercised in whole or in part from time to time during the term of the Option, which term may not extend more than ten years from the date the Option is granted (five years in the case of certain ten percent or greater shareholders). The Committee will impose vesting and may impose other restrictions (such as the attainment of performance goals) on the exercisability of the Options. In general, an ISO will vest upon the earlier of (i) continuous employment of not less than one year following the grant date, or (ii) the occurrence of a change in control (as defined in the Plan). Unless otherwise provided in an Option agreement, a change in control will be deemed to have occurred, among other events, upon shareholder approval of the acquisition of Patriot (or all or substantially all of its assets).

Unless otherwise provided in an Option agreement, the exercise price per share of an Option must be paid in full in cash upon the exercise of the Option. If the agreement permits, the exercise price may be paid in whole or in part by surrendering certain previously owned shares of Common Stock. If shares are used to pay all or part of the exercise price, the cash and any shares surrendered must have a fair market value (determined as of the date of exercise) that is not less than the aggregate exercise price for the number of shares for which the Option is being exercised. Shares surrendered in payment of all or a portion of the exercise price of an Option must have been held for certain minimum periods of time specified in the Plan document. The Committee may also approve a "cashless exercise" of an ISO, whereby the Option is exercised and the acquired Common Stock (or a portion thereof) is sold through a third party to minimize or eliminate the need of the Participant to utilize cash to effect the exercise of the Option. (Such a transaction, however, will result in a "disqualifying disposition" of the sold shares and may result in adverse tax consequences to a Participant, as discussed below.)

The aggregate fair market value (determined at the time an ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year is $100,000.

A Participant will not have any rights of a shareholder with respect to the shares of Common Stock subject to an ISO until the shares are paid for and issued to the Participant.

ISOs granted to a Participant are not assignable or transferable other than by will or the laws of descent and distribution, and during the Participant's lifetime are exercisable only by the Participant or his or her duly appointed legal representative.

A vested ISO may be exercised by a Participant only during its term and only during his or her employment, except as provided below. In general, in the event of a Participant's termination of employment:

     - by reason of retirement on or after age 65, a vested ISO may be exercised until the earlier of its expiration or the date which is three months following termination;

     - by reason of death or disability (as defined in the Plan), a vested ISO may be exercised until the earlier of its expiration or the date which is 12 months following termination;

     -  by Patriot for cause (as defined in the Plan), a vested
        ISO will be forfeited on the date of termination;

     - by Patriot without cause, a vested ISO may be exercised until the earlier of its expiration or the date which is three months following termination; and

     - by reason of voluntary termination (other than retirement on or after age 65), a vested ISO will be forfeited on the date of termination.

The Plan contains provisions whereby, in the case of corporate downsizing, retirement or other circumstances where it is considered equitable to do so, the Committee (with Board approval) may waive the applicable service requirement for the vesting of an ISO and extend the period during which it may be exercised to a date that is the earlier of the expiration date of the Option or the date which is three months from the date of termination of employment. (Any such change could result in a disqualification of an ISO.)

Certain United States Federal Income Tax Consequences

The following is a brief summary of the principal United States Federal income tax consequences of transactions under the Plan, based on current law. This summary is not intended to be exhaustive with respect to all potential Federal income tax consequences that may affect a particular person, including one who is subject to the restrictions of Section 16(b) of the Exchange Act and one who may be permitted to elect the deferred delivery of shares of Common Stock. In addition, this summary does not constitute tax advice, and, among other things, does not discuss state, local or foreign income tax consequences, nor does it address estate or gift tax consequences, relating to the Plan's operation. Participants are urged to consult with their tax advisors with regard to their participation in the Plan.

Nonqualified Stock Options

No taxable income is realized by a Participant upon the grant of a NQSO. Upon the exercise of a NQSO, the Participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares of Common Stock exercised over the aggregate Option exercise price (the "Spread"). Special rules may apply to the timing and amount of income recognition for persons who are subject to the restrictions of Section 16(b) of the Exchange Act. The Spread is generally deductible by Patriot for Federal income tax purposes, subject to the possible limitations on deductibility of compensation paid to certain executives pursuant to Code
Section 162(m). (See "Certain Limitations on Deductibility of Executive Compensation".) The Participant's tax basis in shares of Common Stock acquired by exercise of a NQSO will be equal to the exercise price plus the amount taxable as ordinary income.

Upon a sale of the shares of Common Stock received by a Participant through exercise of a NQSO, any gain or loss generally will be treated for Federal income tax purposes as long-term or short-term capital gain or loss, depending upon the holding period of such stock. In general, the Participant's holding period for shares acquired pursuant to the exercise of a NQSO begins on the date of exercise of such Option.

If a Participant pays the exercise price in full or in part with shares of previously owned Common Stock, such exercise will not affect the tax treatment described above. With respect to such exercise, no gain or loss generally will be recognized to the Participant upon the surrender of the previously owned shares to Patriot. The shares received upon exercise which are equal in number to the previously owned shares tendered will have the same tax basis as the previously owned shares surrendered to Patriot, and they will have a holding period for determining capital gain or loss that includes the holding period of the shares surrendered. The fair market value of the remaining shares received by the Participant will be taxable to the Participant as compensation. Such remaining shares will have a tax basis equal to the fair market value recognized by the Participant as compensation income and the holding period will commence on the exercise date.

Incentive Stock Options

No taxable income is realized by a Participant upon the grant or exercise of an ISO. If shares of Common Stock are issued to a Participant pursuant to the exercise of an ISO and if no disqualifying disposition of such shares is made by the Participant within two years after the date of grant or within one year after the receipt of such shares by the Participant, then (a) upon the sale of such shares, any amount realized in excess of the Option exercise price will normally be taxed to the Participant as a long-term capital gain and (b) no deduction will be allowed to Patriot. Additionally, the Spread attributable to the exercise of an ISO will give rise to an item of tax preference, in the year of exercise, that may result in alternative minimum tax liability for the Participant.

If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, such disposition would be a "disqualifying disposition," and generally (a) the Participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise (or, if less, the amount realized on the disposition of the shares) over the Option exercise price, and
(b) Patriot will be entitled to deduct such amount. Any other gain realized by the Participant on such disposition will be taxed as short-term or long-term capital gain, and will not result in any deduction to Patriot.

If a Participant pays the exercise price in full or in part with previously owned shares of Common Stock, the exchange will not affect the tax treatment of the exercise. Upon such exchange, no gain or loss generally will be recognized upon the delivery of the previously owned shares to Patriot, and the shares issued in replacement of the shares tendered to pay the exercise price will have the same basis and holding period for capital gain purposes as the previously owned shares. A Participant, however, would not be able to utilize the holding period for the previously owned shares for purposes of satisfying the ISO statutory holding period requirements. Additional shares of Common Stock will have a basis of zero and a holding period that commences on the date the Common Stock is issued to the Participant upon exercise of the ISO.

Tax Withholding

As a condition of the exercise of an Option, Patriot will require that appropriate provision be made for any required tax withholdings. In general, (i) NQSOs will be subject to federal income and employment tax withholding upon exercise, and
(ii) ISOs may be subject to federal employment tax withholding upon exercise after 2002, unless recent Internal Revenue Service pronouncements are withdrawn or otherwise overruled through legislation. (In addition, each type of Option may also be subject to state and local taxation at some point in time.)

Provision for withholding may be made, with Committee approval and subject to applicable law, by electing to have shares
(otherwise issuable) withheld with a value equal to the required withholding. Any such transaction would normally be treated for tax purposes as the acquisition by the Participant of the relevant shares and then their sale or exchange.

Certain Limitations on Deductibility of Executive Compensation

With certain exceptions, Code Section 162(m) limits the deduction to Patriot for compensation paid to certain executive employees in excess of $1 million per executive per taxable year. However, compensation paid to such executives will not be subject to such deduction limit if it is considered "qualified performance-based compensation" (as defined in regulations under Code Section 162(m)). It is anticipated that any taxable income derived from Options granted under the Plan will be treated as qualified performance compensation and, therefore, will not be subject to the deduction disallowance provisions of Code Section 162(m).

Termination of Options on Liquidation, Merger or Sale of Assets

All Options outstanding under the Plan will terminate upon a liquidation or dissolution of Patriot, a merger or consolidation in which Patriot is not the surviving or resulting corporation, or a sale of all or substantially all of Patriot's assets, except to the extent that another corporation may and does, in the transaction, assume and continue the Options, substitute its own options and/or otherwise provide for the payment of value therefor.

Amendment, Suspension or Termination of the Plan; Share and
Option Adjustment

The Board may terminate, amend, modify or suspend the Plan at any time and from time to time to ensure that Options granted under the Plan conform to any changes in the law or for any other reason the Board determines to be in the best interest of Patriot. Modifications or amendments to the Plan are not required to be approved by Patriot's shareholders, except to the extent required by certain state or federal law, or by exchange-related rules. No termination, modification or amendment of the Plan, without the consent of the Participant to whom an Option has previously been granted, may adversely affect such Participant's rights under such Option. Unless terminated earlier by the Board, the Plan will terminate, and no additional Options will thereafter be granted, on the day immediately preceding the tenth anniversary of the Effective Date (i.e., January 30, 2012).

In the event of any change in the Common Stock by reason of any stock dividend, stock split, reverse stock split, recapitalization, combination or exchange of shares, merger, consolidation or similar action, appropriate adjustment will be made to (i) the number of shares of Common Stock authorized to be made subject to Options under the Plan, (ii) the number of shares into which outstanding Options may be converted upon exercise, (iii) the exercise price of outstanding Options,
(iv) the maximum number of Options that may be granted to any one person within a 12-month period, and (v) such other terms as are appropriate under the circumstances. In addition, the Board may make similar changes to outstanding Options in other circumstances where such changes are deemed equitable under such circumstances.

                           MATTER NO. 3
       RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Company's independent auditors for the fiscal year ended
December 31, 2001, were KPMG LLP.  The Company's Board of
Directors has appointed KPMG LLP as independent auditors for the Company for the year ending December 31, 2002, subject to ratification of such appointment by the shareholders.

Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted "FOR" ratification of the appointment of KPMG LLP as the independent auditors of the Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR"
RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT
AUDITORS OF THE COMPANY

Audit Committee Report and Related Matters

Pursuant to rules adopted by the SEC designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of Company's Board of Directors submits the following report:

Audit Committee Report to Shareholders

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of directors Bentley, Elliott, Kunkel, Paulus and Thren, each of whom is independent as defined by the National Association of Securities Dealers' listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met with management and the independent accountants to review and discuss the December 31, 2001, financial statements. The Audit Committee also discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm's independence.

Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the SEC.

                                   Respectfully submitted,
                                   THE AUDIT COMMITTEE

                                   Russell J. Kunkel, Chairman
                                   James A. Bentley, Jr.
                                   James B. Elliott
                                   Thomas D. Paulus
                                   Larry V. Thren


Consideration of Non-audit Services Provided by the Independent
Accountant

The Audit Committee has considered whether the services provided under other non-audit services are compatible with maintaining the auditor's independence.

Audit Fees, Financial Information Systems Design and
Implementation Fees and All Other Fees

Fees for the last annual financial statement audit, excluding audit-related fees, were $110,210, financial information systems design and implementation fees were $0 and all other fees were $76,527, including fees for non-audit services of $61,565 and audit-related services of $15,962. Non-audit services consisted of tax services. Audit-related services consisted of review of registration statements, issuance of consents and other attestation reports.

                       ADDITIONAL INFORMATION

Shareholder Proposals

To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2003 Annual Meeting of Shareholders, a shareholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Shareholders not later than November 20, 2002. Any such proposal will be subject to 17 C.F.R. ss.240.14a-8 of the Rules and Regulations under the Exchange Act.

Notice of Business to be Conducted at an Annual Meeting

The Bylaws of the Company provide an advance notice procedure for a shareholder to properly bring business before an Annual Meeting. The shareholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than twenty-one (21) days notice of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received not later than the close of business on the seventh day following the date on which the Company's notice to shareholders of the annual meeting date was mailed. Nominations for directors by shareholders must be received by the Secretary of the Company no later than the close of business on the 90th day preceding the date of the annual meeting. In the case of nominations to the Board of Directors, certain information regarding the nominee must be provided. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any shareholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

Other Matters

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at the Annual Meeting, you are urged to return your proxy card promptly. If you are then present at the Annual Meeting and wish to vote your shares in person, your original proxy may be revoked by voting at the Annual Meeting.

                              By Order of the Board of Directors


                              Diane M. Davidheiser
                              Secretary

Pottstown, Pennsylvania
March 20, 2002

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.
WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED
TO SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN
THE ENCLOSED POSTAGE-PAID ENVELOPE.


                                                       EXHIBIT A

                        PATRIOT BANK CORP.
                       2002 STOCK OPTION PLAN

        ARTICLE 1.  PURPOSE OF THE PLAN; TYPES OF OPTIONS

     1.1 Purpose. The Patriot Bank Corp. 2002 Stock Option Plan is intended to provide selected Employees of Patriot Bank Corp. and its Subsidiaries and Directors with an opportunity to acquire Common Stock of the Corporation. The Plan is designed to help the Corporation attract, retain and motivate selected Employees and Directors to make substantial contributions to the success of the Corporation's business and the businesses of its Subsidiaries. Options will be granted under the Plan based, among other things, on the Participant's level of responsibility and performance within the Corporation and its affiliated companies.

     1.2  Authorized Plan Options.  Incentive Stock Options and
Nonqualified Stock Options may be awarded within the limitations of the Plan herein described.

                     ARTICLE 2.  DEFINITIONS

     2.1 "Agreement". A written instrument evidencing the grant of an Option. A Participant may be issued one or more
Agreements from time to time, reflecting one or more Options.

     2.2  "Board".  The Board of Directors of the Corporation.

     2.3  "Change in Control".   Except as otherwise provided in
an Agreement, the first to occur of any of the following events:

          (a) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), except for any of the Corporation's employee benefit plans, or any entity holding the Corporation's voting securities for, or pursuant to, the terms of any such plan (or any trust forming a part thereof) (the "Benefit Plan(s)"), is or becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities other than pursuant to a transaction excepted in Clause (c) or (d);

          (b) there occurs a contested proxy solicitation of the Corporation's shareholders that results in the contesting party obtaining the ability to vote securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities;

          (c) a binding written agreement is executed (and, if legally required, approved by the Corporation's shareholders) providing for a sale, exchange, transfer or other disposition of all or substantially all of the assets of the Corporation or of Patriot Bank, a Pennsylvania banking corporation, to another entity, except to an entity controlled directly or indirectly by the Corporation;

          (d) the shareholders of the Corporation approve a merger, consolidation, or other reorganization of the Corporation, unless:

               (i) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the shareholders of the Corporation immediately before such merger, consolidation or reorganization, will own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 51% of the combined voting power of the outstanding voting securities of the Corporation resulting from such merger, consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

               (ii) under the terms of the agreement approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, the individuals who were members of the Board immediately prior to the execution of such agreement will constitute at least 51% of the members of the board of directors of the Surviving Corporation after such merger, consolidation or reorganization; and

              (iii)  based on the terms of the agreement
approved by the Corporation's shareholders providing for such merger, consolidation or reorganization, no Person (other than (A) the Corporation or any Subsidiary of the Corporation, (B) any Benefit Plan, (C) the Surviving Corporation or any Subsidiary of the Surviving Corporation, or (D) any Person who, immediately prior to such merger, consolidation or reorganization had beneficial ownership of 19.9% or more of the then outstanding voting securities) will have beneficial ownership of 19.9% or more of the combined voting power of the Surviving Corporation's then outstanding voting securities;

     (e) a plan of liquidation or dissolution of the Corporation, other than pursuant to bankruptcy or insolvency laws, is adopted; or

     (f) during any period of two consecutive years, individuals, who at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority of the Board unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

     Notwithstanding Clause (a), a Change in Control shall not be deemed to have occurred if a Person becomes the beneficial owner, directly or indirectly, of the Corporation's securities representing 19.9% or more of the combined voting power of the Corporation's then outstanding securities solely as a result of an acquisition by the Corporation of its voting securities which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 19.9% or more of the combined voting power of the Corporation's then outstanding securities; provided, however, that if a Person becomes a beneficial owner of 19.9% or more of the combined voting power of the Corporation's then outstanding securities by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the beneficial owner, directly or indirectly, of any additional voting securities of the Corporation (other than as a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Corporation shall be deemed to have occurred with respect to such Person under Clause (a). In no event shall a Change in Control of the Corporation be deemed to occur under Clause (a) with respect to Benefit Plans.

     2.4 "Code". The Internal Revenue Code of 1986, as amended.

     2.5 "Committee". The committee which the Board appoints to administer the Plan.

     2.6  "Common Stock".  The common stock of the Corporation
(no par value) as described in the Corporation's Articles of Incorporation, or such other stock as shall be substituted therefor.

     2.7 "Corporation". Patriot Bank Corp., a Pennsylvania corporation.

     2.8 "Director". An individual who serves as a director of the Corporation. References herein to a "Director" are intended to mean a nonemployee director of the Corporation.

     2.9 "Employee". Any common law employee of the Corporation or a Subsidiary.

     2.10 "Exchange Act". The Securities Exchange Act of 1934, as amended.

     2.11 "Incentive Stock Option". A Stock Option intended to satisfy the requirements of Code Section 422(b).

     2.12 "Nonqualified Stock Option". A Stock Option other than an Incentive Stock Option.

     2.13  "Optionee".  A Participant who is awarded a Stock
Option pursuant to the provisions of the Plan.

     2.14  "Participant".  An Employee or Director to whom an
Option has been granted and remains outstanding.

     2.15  "Plan".  The Patriot Bank Corp. 2002 Stock Option
Plan.

     2.16 "Retirement". The termination of a Participant's employment following attainment of age 65.

     2.17  "Securities Act".   The Securities Act of 1933, as
amended.

     2.18  "Stock Option" or "Option".   A grant of a right to
purchase Common Stock pursuant to the provisions of the Plan.

     2.19 "Subsidiary". A subsidiary corporation, as defined in Code Section 424(f), that is a subsidiary of a relevant corporation.

                   ARTICLE 3.  ADMINISTRATION

     3.1 The Committee. The Plan shall be administered by a committee of the Board composed of two or more members of the Board, all of whom are (a) "nonemployee directors" as such term is defined under the rules and regulations adopted from time to time by the Securities and Exchange Commission pursuant to
Section 16(b) of the Exchange Act, and (b) "outside directors" within the meaning of Code Section 162(m). The Board may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board.

     3.2  Powers of the Committee.

          (a) The Committee shall be vested with full authority to make such rules and regulations as it deems necessary or desirable to administer the Plan and to interpret the provisions of the Plan, unless otherwise determined by a majority of the disinterested members of the Board. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through a Participant, unless otherwise determined by a majority of the disinterested members of the Board.

          (b) Subject to the terms, provisions and conditions of the Plan and subject to review and approval by a majority of the disinterested members of the Board, the Committee shall have exclusive jurisdiction to:

               (i) determine and select the Employees to be granted Options (it being understood that more than one Option may be granted to the same person);

               (ii) determine the number of shares subject to each Option;

               (iii)  determine the date or dates when the
Options will be granted;

               (iv)  determine the exercise price of shares
subject to Options in accordance with Article 6;

               (v) determine the date or dates when an Option may be exercised within the term of the Option specified pursuant to Article 7;

               (vi) determine whether an Option constitutes an Incentive Stock Option or a Nonqualified Stock Option; and

               (vii)  prescribe the form, which shall be
consistent with the Plan document, of the Agreement evidencing any Options granted under the Plan.

No Option shall be deemed granted until such time as it shall have been approved by the Board, as provided above.

     3.3 Liability. No member of the Board or the Committee shall be liable for any action or determination made in good faith by the Board or the Committee with respect to this Plan or any Options granted under this Plan.

     3.4 Director Options. Notwithstanding anything herein to the contrary, all power and authority with regard to the grant of Options to Directors, and the administration of the Plan with respect thereto, shall be vested solely in the Board.

          ARTICLE 4.  COMMON STOCK SUBJECT TO THE PLAN

     4.1 Common Stock Authorized. The aggregate number of shares of Common Stock for which Options may be awarded under the Plan shall not exceed 300,000. The limitation established by the preceding sentence shall be subject to adjustment as provided in Article 10.

     4.2 Shares Available. The Common Stock to be issued under the Plan shall be the Corporation's Common Stock which shall be made available at the discretion of the Board, either from authorized but unissued Common Stock or from Common Stock acquired by the Corporation, including shares purchased in the open market. In the event that any outstanding Option under the Plan for any reason expires, terminates or is forfeited, the shares of Common Stock allocable to such expiration, termination or forfeiture may thereafter again be made subject to an Option under the Plan.

                ARTICLE 5.  EMPLOYEE ELIGIBILITY

     5.1 Participation. Options shall be granted by the Committee only to persons who are Employees and shall be ratified by a majority of the disinterested members of the Board.

     5.2 Incentive Stock Option Eligibility. Notwithstanding any other provision of the Plan to the contrary, an individual who owns more than ten percent of the total combined voting power of all classes of outstanding stock of the Corporation shall not be eligible for the grant of an Incentive Stock Option unless the special requirements set forth in Sections 6.1 and
7.1 are satisfied. For purposes of this section, in determining stock ownership, an individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries. "Outstanding stock" shall include all stock actually issued and outstanding immediately before the grant of the Option. "Outstanding stock" shall not include shares authorized for issue under outstanding Options held by the Optionee or by any other person.

              ARTICLE 6.  STOCK OPTIONS IN GENERAL

     6.1 Exercise Price. The exercise price of an Option to purchase a share of Common Stock shall be not less than 100% of the fair market value of a share of Common Stock on the date the Option is granted, except that the exercise price shall be not less than 110% of such fair market value in the case of an Incentive Stock Option granted to any individual described in
Section 5.2. The exercise price shall be subject to adjustment as provided in Article 10.

     6.2 Limitation on Incentive Stock Options. The aggregate fair market value (determined as of the date an Option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any individual in any calendar year (under the Plan and all other plans maintained by the Corporation and Subsidiaries) shall not exceed $100,000.

     6.3  Determination of Fair Market Value.

          (a) During such time as the Common Stock is not listed on an established stock exchange or exchanges but is quoted on the NASDAQ National Market System, the fair market value per share of the Common Stock shall be the closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (b) During such time as the Common Stock is not listed on an established stock exchange or quoted on the NASDAQ National Market System, the fair market value per share of the Common Stock shall be the mean between the closing "bid" and "asked" prices for such a share on the relevant day. If no closing "bid" and "asked" prices are quoted for that day, the fair market value shall be determined by reference to such prices for the next preceding day on which such closing prices were quoted.

          (c) If the Common Stock is listed on an established stock exchange or exchanges, the fair market value per share of the Common Stock shall be the composite closing sale price for such a share on the relevant day. If no sale of Common Stock has occurred on that day, the fair market value shall be determined by reference to such price for the next preceding day on which a sale occurred.

          (d) In the event that the Common Stock is not traded on an established stock exchange or quoted on the NASDAQ National Market System, and no closing "bid" and "asked" prices are available on a relevant day, then the fair market value per share of Common Stock will be the price established by the Committee in good faith.

In connection with determining the fair market value of a share of Common Stock on any relevant day, the Committee may use any source deemed reliable; and its determination shall be final and
binding on all affected 	persons, absent clear error.

     6.4 Limitation on Option Awards. Grants of Options under this Plan (and any other plan of the Corporation or a Subsidiary providing for stock options) to an Employee described in Code
Section 162(m)(3) shall not exceed, in the aggregate, Options with respect to 75,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.

     6.5  Transferability of Options.

          (a) Except as provided in Subsection (b), an Option granted hereunder shall not be transferable other than by will or the laws of descent and distribution, and such Option shall be exercisable, during the Optionee's lifetime, only by him or her.

          (b) An Optionee may, with the prior approval of the Committee, transfer a Nonqualified Stock Option for no consideration to or for the benefit of one or more members of the Optionee's "immediate family" (including a trust, partnership or limited liability company for the benefit of one or more of such members), subject to such limits as the Committee may impose, and the transferee shall remain subject to all terms and conditions applicable to the Option prior to its transfer. The term "immediate family" shall mean an Optionee's spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers and grandchildren (and, for this purpose, shall also include the Optionee).

        ARTICLE 7.  TERM, VESTING AND EXERCISE OF OPTIONS

     7.1 Term and Vesting. Each Option granted under the Plan shall terminate on the date determined by the Committee and approved by a majority of the disinterested members of the Board, and specified in the Agreement; provided, however, that
(i) each intended Incentive Stock Option granted to an individual described in Section 5.2 shall terminate not later than five years after the date of the grant, (ii) each other intended Incentive Stock Option shall terminate not later than ten years after the date of grant, and (iii) each Option granted under the Plan which is intended to be a Nonqualified Stock Option shall terminate not later than ten years and one month after the date of grant. Each Option granted under the Plan shall be exercisable (i.e., become vested) only after the earlier of the date on which (i) the Optionee has completed one year of continuous employment with the Corporation or a Subsidiary immediately following the date of the grant of the Option (or such later date as may be specified in an Agreement, including a date that may be tied to the satisfaction of one or more performance goals) or (ii) unless otherwise provided in an Agreement, a Change in Control occurs.

     7.2  Exercise.

          (a) Subject to the provisions of Article 8, an Option may exercised only during the continuance of an Optionee's employment.

          (b) A person electing to exercise an Option shall give written notice to the Corporation of such election and of the number of shares he or she has elected to purchase, in such form as the Committee shall have prescribed or approved, and shall at the time of exercise tender the full exercise price of the shares he or she has elected to purchase. The exercise price shall be paid in full, in cash, upon the exercise of the Option; provided, however, that in lieu of cash, if permitted by an Agreement, an Optionee may exercise an Option by tendering to the Corporation shares of Common Stock owned by him or her and having a fair market value equal to the cash exercise price applicable to the Option (with the fair market value of such stock to be determined in the manner provided in Section 6.3) or by delivering such combination of cash and such shares as equals the amount of such exercise price. Notwithstanding the foregoing, Common Stock acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless the holding period requirements of Code Section 422(a)(1) have been satisfied, and Common Stock not acquired pursuant to the exercise of an Incentive Stock Option may not be tendered as payment unless it has been held, beneficially and of record, for at least six months (or such longer time as may be required by applicable securities law or accounting principles to avoid adverse consequences to the Corporation or a Participant).

          (c) A person holding more than one Option at any relevant time may, in accordance with the provisions of the Plan, elect to exercise such Options in any order.

          (d) At the request of the Participant and to the extent permitted by applicable law, the Committee may, in its sole discretion, selectively approve arrangements whereby the Participant irrevocably authorizes a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon the exercise of an Option and to remit to the Corporation a sufficient portion of the sales proceeds to pay the entire exercise price and any tax withholding required as a result of such exercise.

     7.3 Deferred Delivery of Nonqualified Stock Option Shares. The Committee may approve an arrangement whereby an Optionee may elect to defer receipt of Common Stock otherwise issuable to him or her upon exercise of a Nonqualified Stock Option. Any such arrangement, if approved at all, shall be subject to such terms and conditions as the Committee, in its sole discretion, may specify, which terms and conditions may (but need not) include provision for the award of additional shares to take into account dividends paid subsequent to exercise of the Option.

                           ARTICLE 8.
     EXERCISE OF OPTIONS FOLLOWING TERMINATION OF EMPLOYMENT

     8.1 Retirement. In the event of an Optionee's termination of employment due to Retirement, his or her Option shall lapse at the earlier of the expiration of the term of the Option or:

          (a) in the case of an Incentive Stock Option, three months from the date of Retirement; and

          (b) in the case of a Nonqualified Stock Option, up to 24 months from the date of Retirement (as specified in the relevant Agreement).

     8.2 Death or Total and Permanent Disability. In the event of termination of an Optionee's employment due to death or being "disabled" (within the meaning of Code Section 22(e)(3)), his or her Option shall lapse at the earlier of (a) the expiration of the term of the Option, or (b) one year after termination due to such a cause.

     8.3 Termination For Cause. In the event of an Optionee's termination of employment "for cause," his or her Option shall lapse on the date of such termination. Termination "for cause" shall mean the Optionee was terminated after:

          (a) any government regulatory agency recommends or orders in writing that the Corporation or a Subsidiary terminate the employment of the Optionee or relieve him or her of his or her duties;

          (b) the Optionee is convicted of or enters a plea of guilty or nolo contendere to a felony, a crime of falsehood, or a crime involving fraud or moral turpitude, or the actual incarceration of the Optionee for a period of 45 consecutive days; or

          (c) the Optionee willfully fails to follow the lawful instructions of the Board after receipt of written notice of such instructions, other than a failure resulting from the Optionee's incapacity because of physical or mental illness.

     8.4  Special Termination Provisions.

          (a) In the case of a corporate downsizing, the Retirement of an Optionee or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the one-year (or other) continuous service requirement for vesting specified in an Agreement pursuant to Section 7.1 and permit the exercise of an Option held by an Optionee prior to the satisfaction of such requirement. Any such waiver may be made with retroactive effect, provided it is made within 60 days following the Optionee's termination of employment.

          (b) In the event the Committee waives the continuous service requirement with respect to an Option and the circumstance of an Optionee's termination of employment is described in Section 8.1 or 8.2, the affected Option will lapse as otherwise provided in the relevant section.

          (c) In the case of a corporate downsizing or other circumstances where it is deemed equitable to do so, the Committee may, in its discretion and subject to the approval of a majority of the disinterested members of the Board, waive the otherwise applicable lapse provision of the Option of a Participant and permit its exercise until a date which is the earlier of the expiration of the term of the Option or:

               (i) in the case of an Incentive Stock Option, three months from the date of termination of employment; and

               (ii) in the case of a Nonqualified Stock Option, up to 24 months from the date of termination of employment (as specified in the relevant resolution).

          (d) No exercise of discretion under this section with respect to an event or person shall create an obligation to exercise such discretion in any similar or same circumstance.

     8.5 Other Termination By the Corporation or Optionee. Except as otherwise provided elsewhere in this article, (a) in the event of an Optionee's termination of employment at the election of the Corporation, his or her Option shall lapse at the earlier of (i) the expiration of the term of the Option, or
(ii) three months after such termination; and (b) in the event of termination of employment at the election of an Optionee, his or her Option shall lapse on the date of such termination.

       ARTICLE 9. PROVISIONS RELATING TO DIRECTOR OPTIONS

     9.1 In General. Subject to Section 9.2, Options granted to nonemployee Directors shall be subject to the same terms and conditions as are applicable to Options granted to Employees, except for any term or condition that is clearly not applicable under the circumstances.

     9.2 Special Provisions. The following provisions shall, with respect to nonemployee Director Options, supersede any contrary provision in this Plan document.

          (a) References herein to an individual's employment or termination of employment shall be deemed references to a nonemployee Director's service or termination of service as a member of the Board.

          (b) Incentive Stock Options may not be granted to nonemployee Directors.

          (c) Grants of Options to any nonemployee Director under this Plan (and any other plan of the Corporation or a Subsidiary) shall not exceed, in the aggregate, Options to acquire 20,000 shares of Common Stock during any period of 12 consecutive months. Such limitation shall be subject to adjustment in the manner described in Article 10.

          (d)  The provisions of Section 8.5(a) shall apply in
the case of a 	termination described in Section 8.5(b).

               ARTICLE 10.  ADJUSTMENT PROVISIONS

     10.1  Share Adjustments.

          (a) In the event that the shares of Common Stock of the Corporation, as presently constituted, shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation, or if the number of such shares of Common Stock shall be changed through the payment of a stock dividend, stock split or reverse stock split, then (i) the remaining shares of Common Stock authorized hereunder to be made the subject of Options, (ii) the shares of Common Stock then subject to outstanding Options and the exercise price thereof,
(iii) the maximum number of Options that may be granted within a 12-month period and (iv) the nature and terms of the shares of stock or securities subject to Options hereunder shall be increased, decreased or otherwise changed to such extent and in such manner as may be necessary or appropriate to reflect any of the foregoing events.

          (b) If there shall be any other change in the number or kind of the outstanding shares of the Common Stock of the Corporation, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, and if a majority of the disinterested members of the Board shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option which was theretofore granted or which may thereafter be granted under the Plan, then such adjustment shall be made in accordance with such determination.

          (c) The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge, to consolidate, to dissolve, to liquidate or to sell or transfer all or any part of its business or assets.

     10.2 Corporate Changes. A liquidation or dissolution of the Corporation, a merger or consolidation in which the Corporation is not the surviving Corporation or a sale of all or substantially all of the Corporation's assets, shall cause each outstanding Option to terminate, except to the extent that another corporation may and does, in the transaction, assume and continue the Options, substitute its own options and/or otherwise provide for the payment of value therefor. In the case of an event described in the preceding sentence, vested and nonvested Options may be treated differently.

     10.3 Fractional Shares. Fractional shares resulting from any adjustment in Options pursuant to this article may be settled as a majority of the disinterested members of the Board shall determine.

     10.4 Binding Determination. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by a majority of the disinterested members of the Board, whose determination in that respect shall be final, binding and conclusive. Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted.

                 ARTICLE 11.  GENERAL PROVISIONS

     11.1 Effective Date. The Plan shall become effective upon its adoption by the Board (January 31, 2002), provided that any grant of an Option is subject to the approval of the Plan by the shareholders of the Corporation within 12 months of adoption by the Board.

     11.2 Termination of the Plan. Unless previously terminated by the Board, the Plan shall terminate on, and no Option shall be granted after, the day immediately preceding the tenth anniversary of its adoption by the Board.

     11.3  Limitation on Termination, Amendment or Modification.

          (a) The Board may at any time terminate, amend, modify or suspend the Plan, provided that, without the approval of the shareholders of the Corporation, no amendment or modification shall be made solely by the Board which:

             (i) increases the maximum number of shares of Common Stock as to which Options may be granted under the Plan;

             (ii) changes the class of eligible Participants; or

             (iii)  otherwise requires the approval of
shareholders under applicable state or federal law, or by exchange-related rules, to avoid potential liability or adverse consequences to the Corporation or a Participant.

          (b) No amendment, modification, suspension or termination of the Plan shall in any manner affect any Option theretofore granted under the Plan without the consent of the Participant or any person validly claiming under or through the Participant.

     11.4 No Right to Grant of Option or Continued Employment. Nothing contained in this Plan or otherwise shall be construed to (a) require the grant of an Option to an individual who qualifies as an Employee or a Director, or (b) confer upon a Participant any right to continue in the employ of the Corporation or any Subsidiary or limit in any respect the right of the Corporation or of any Subsidiary to terminate the Participant's employment at any time and for any reason.

     11.5  Withholding Taxes.

          (a) Subject to the provisions of Subsection (b), the Corporation will require, as a condition to the exercise of an Option where sufficient funds are not otherwise available, that a Participant (or other relevant person) pay or reimburse to it any withholding taxes at such time as withholding is required by law.

          (b)  With the permission of the Committee, a
Participant may satisfy the withholding obligation described in Subsection (a), in whole or in part, by electing to have the Corporation withhold shares of Common Stock (otherwise issuable to him or her) having a fair market value equal to the amount required to be withheld. An election by a Participant to have shares withheld for this purpose shall be subject to such conditions as may then be imposed thereon by any applicable securities law.

     11.6  Listing and Registration of Shares.

          (a) No Option granted pursuant to the Plan shall be exercisable in whole or in part, and no share certificate shall be delivered, if at any relevant time a majority of the disinterested members of the Board shall determine in its discretion that the listing, registration or qualification of the shares of Common Stock subject to an Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such Option, until such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to a majority of the disinterested members of the Board.

          (b) If a registration statement under the Securities Act with respect to the shares issuable under the Plan is not in effect at any relevant time, as a condition of the issuance of the shares, a Participant (or any person claiming through a Participant) shall give the Committee a written statement, satisfactory in form and substance to the Committee, that he or she is acquiring the shares for his or her own account for investment and not with a view to their distribution. The Corporation may place upon any stock certificate for shares issued under the Plan the following legend or such other legend as the Committee may prescribe to prevent disposition of the shares in violation of the Securities Act or other applicable law:

'THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 ("ACT") AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THEM UNDER THE ACT OR A WRITTEN OPINION OF COUNSEL FOR THE CORPORATION THAT REGISTRATION IS NOT REQUIRED.'

     11.7 Disinterested Director. For purposes of this Plan, a director shall be deemed "disinterested" if such person could qualify as a member of the Committee under Section 3.1.

     11.8 Gender; Number. Words of one gender, wherever used herein, shall be construed to include each other gender, as the context requires. Words used herein in the singular form shall include the plural form, as the context requires, and vice versa.

     11.9 Applicable Law. Except to the extent preempted by federal law, this Plan document, and the Agreements issued pursuant hereto, shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

     11.10 Headings. The headings of the several articles and sections of this Plan document have been inserted for convenience of reference only and shall not be used in the construction of the same.

/X/   PLEASE MARK VOTES            REVOCABLE PROXY
AS IN THIS EXAMPLE                 PATRIOT BANK CORP.

                  ANNUAL MEETING OF SHAREHOLDERS
                         April 23, 2002

The undersigned hereby appoints the official proxy committee of the Board of Directors of Patriot Bank Corp. (the "Company"), each with full power of substitution, to act as attorneys and proxies for the undersigned, and to vote all shares of common stock of the Company (the "Common Stock") which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on April 23, 2002 at 3:30 p.m. Eastern Standard Time, at Brookside, Prospect and Adams Streets, Pottstown, Pennsylvania, and at any and all adjournments thereof, as follows:

1.   The election as directors
of all nominees listed
(except as marked to the
contrary below):

James A. Bentley, Richard A. Elko
                                        FOR         WITHHOLD
                                       /   /          /   /

INSTRUCTION: To withhold your vote for any individual nominee, write that nominee's name on the line provided below:

                                     ------------------------

2.   Approval of the Company's
2002 Stock Option Plan
                              FOR        AGAINST     ABSTAIN
                             /   /        /   /       /   /

3.   The ratification of
the appointment of KPMG LLP as independent auditors of Patriot Bank Corp. for the fiscal year ending December 31, 2002.
                              FOR        AGAINST      ABSTAIN
                             /   /        /   /       /   /

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF
THE LISTED PROPOSALS.




Please be sure to sign and date                         Date
this Proxy below.

Shareholder sign above ------ Co-holder (if any) sign above

Detach above card, sign, date, and mail in postage paid envelope provided.

            THIS PROXY IS SOLICITED ON BEHALF OF
            THE BOARD OF DIRECTORS OF THE COMPANY

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a Proxy Statement dated March 20, 2002 and of the Annual Report to Shareholders.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

   PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
              IN THE ENCLOSED POSTAGE-PAID ENVELOPE.








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